UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2013

Symmetricom, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-02287	95-1906306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Orchard Parkway, San Jose, California	95131-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (408) 433-0910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Symmetricom, Inc. (“Symmetricom”) held on October 25, 2013, the stockholders of Symmetricom approved the amendment and restatement of Symmetricom’s Amended and Restated 2006 Incentive Award Plan, as previously amended, to increase the number of shares of common stock authorized for issuance thereunder by 1,500,000 shares. A description of the Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan (the “Amended and Restated Plan”) is set forth in the Proxy Statement for the Annual Meeting under the heading “Proposal No. Four — Approval of the Amendment and Restatement of the Amended and Restated 2006 Incentive Award Plan” beginning on page 14, and the full text of the Amended and Restated Plan can be found attached as Appendix A to the Proxy Statement, each of which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the matters that were voted on by the stockholders at the Annual Meeting and the final voting results.

1.	Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
James A. Chiddix	30,061,737	1,767,216	21,370	5,438,759
Robert T. Clarkson	29,713,577	2,114,376	22,370	5,438,759
Elizabeth A. Fetter	30,905,291	923,929	21,103	5,438,759
Robert M. Neumeister Jr.	30,345,061	1,482,892	22,370	5,438,759
Richard N. Snyder	30,146,413	1,681,734	22,176	5,438,759
Robert J. Stanzione	30,464,252	1,364,425	21,646	5,438,759

2.	Ratification of the appointment of Deloitte & Touche LLP as Symmetricom’s independent registered public accounting firm for the current fiscal year:

Votes For	Votes Against	Abstentions
36,639,886	585,622	63,574

3.	Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,986,632	923,576	940,115	5,438,759

4.	Amendment and restatement of Symmetricom’s Amended and Restated 2006 Incentive Award Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,236,225	4,110,463	503,635	5,438,759

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Dated: October 28, 2013	By:	/s/ JUSTIN R. SPENCER
	Name:	Justin R. Spencer
	Title:	Executive Vice President Finance and Administration, Chief Financial Officer and Secretary